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         CONSENT AND REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement of our report dated February 1, 2002, relating to the consolidated financial statements of Empire Financial Holding Company and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.





                                                      /s/ Sweeney, Gates & Co.




Ft. Lauderdale, Florida
March 19, 2002